EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
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For:     MAF Bancorp, Inc.               Contact:     Jerry A. Weberling,
         55th Street & Holmes Avenue                    Chief Financial Officer
         Clarendon Hills, IL 60514                    Michael J. Janssen,
                                                        Senior Vice President
         www.mafbancorp.com                           (630) 325-7300



                       MAF BANCORP, INC. TO PARTICIPATE IN
                  SANDLER O'NEILL FINANCIAL SERVICES CONFERENCE


Clarendon Hills, Illinois, November 7, 2003 - MAF Bancorp, Inc. (MAFB), announced that its chief executive officer will be participating on a panel with other selected Midwest area banking executives at the Sandler O'Neill & Partners, L.P. Financial Services Conference to be held in Palm Beach Gardens, Florida on November 13, 2003. The conference will be broadcast on the Internet at http://www.sandleroneill.com and will also be available through MAF's website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to listen to the panel discussion, including Allen Koranda, Chairman and CEO of MAF Bancorp, who will address MAF's recent performance. The discussion is scheduled to begin at 12:10 p.m. Central Time. The archived webcast of the conference will be available for thirty days after the event, beginning November 14, 2003. The conference will also be available via audio conference at 800-239-8730. Callers will need to reference "Sandler O'Neill Conference," then select "Session 1."

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 43 retail banking offices primarily in Chicago and its western suburbs. The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.


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